Exhibit 99.1

Encore Capital Group Announces Second Quarter 2018 Financial Results

•	Encore sets new records for portfolio purchases, collections, revenues and estimated remaining collections

•	GAAP EPS from continuing operations increases 30% to $1.00 per share

•	Non-GAAP Economic EPS from continuing operations increases 51% to $1.33 per share

SAN DIEGO, August 8, 2018 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company providing debt recovery solutions for consumers across a broad range of assets, today reported consolidated financial results for the second quarter ended June 30, 2018.
“The second quarter for Encore was a period of strong financial and operational performance as our global business generated record levels of portfolio purchases, collections, revenues, and estimated remaining collections. Our strong collections were helped by our operational innovation and the additional collections capacity we’ve been adding steadily around the world. We deployed more capital through portfolio purchases from U.S. banks in the second quarter than in any prior period as the supply of charged-off credit card debt continues to grow,” said Ashish Masih, President and Chief Executive Officer. “Our recent completion of the Cabot transaction is a transformational event for Encore and establishes us as a clear leader in both the United States and in the United Kingdom, the world’s two largest markets for our industry. We view Cabot as the best platform for long-term leadership and growth in Europe due to its geographic and product diversity, and the breadth of its capital lite servicing capabilities.”
Encore also announced that Paul Grinberg, President, International, has decided to retire at the end of 2018 after a distinguished 14-year career with the company. Previously, Mr. Grinberg served as Encore’s Executive Vice President and Chief Financial Officer.
“The fact that we now have operations and investments around the world is largely based on Paul’s vision and passion, and that diversity has made our company stronger in many ways,” said Mr. Masih. “As our previous CFO, he also oversaw an era of significant growth for Encore and enhanced our presence in the investment community. Paul has left an indelible mark on this company. I am grateful for his service and wish him all the best in his retirement.”
Effective immediately, Ken Stannard, CEO of Cabot, will assume responsibility for all European businesses of Encore. Prior to becoming CEO of the Cabot Credit Management Group in February 2014, Mr. Stannard led Marlin Financial Services through its acquisition by Cabot. Before his time at Marlin, Mr. Stannard was Director of Credit Cards at Lloyds Banking Group, Managing Director at Capital One UK, and Head of European Operations at American Express.
“Ken is a strong leader with more than 20 years of experience in the European Financial Services industry. Ken has successfully guided Cabot’s growth and its geographic, product and servicing expansion, and as we look to the future, I am confident that he is the ideal choice to direct and manage Encore’s interests in Europe,” said Mr. Masih.
Key Financial Metrics for the Second Quarter of 2018:

•	Estimated remaining collections (ERC) grew 15% compared to the same period of the prior year, to a record $7.2 billion.

•
Deployments were a record $360 million, excluding periods in which portfolios associated with platform acquisitions were acquired. Deployments included $203 million in the U.S. and $147 million in Europe, compared to $246 million deployed overall in the same period a year ago.

Encore Capital Group, Inc.

•	Gross collections grew 11% to a record $496 million, compared to $446 million in the same period of the prior year.

•	Total revenues, adjusted by net allowance reversals, were a record $350 million, compared to $291 million in the second quarter of 2017.

•
Total operating expenses were $246 million, compared to $210 million in the same period of the prior year. Incremental operating expenses in the second quarter of 2018 included expenses associated with Wescot, acquired by Encore’s Cabot subsidiary during the fourth quarter of 2017, as well as spending related to collections capacity expansion in the U.S. Adjusted operating expenses, which represent the expenses related to our portfolio purchasing and recovery business, increased 3% to $186 million, compared to $180 million in the same period of the prior year.

•
Total interest expense increased to $60.5 million, compared to $50.5 million in the same period of the prior year, principally as a result of increases in the cost of short-term borrowing and higher average debt balances related to larger investments in receivables.

•	GAAP net income attributable to Encore was $26.3 million, or $1.00 per fully diluted share, as compared to $20.3 million, or $0.77 per fully diluted share in the same period a year ago.

•	Adjusted income attributable to Encore was $35.1 million, compared to $22.9 million in the second quarter of 2017.

•	Adjusted income attributable to Encore per share (also referred to as Economic EPS) was $1.33, compared to $0.88 in the same period of the prior year.

•	Available capacity under Encore’s domestic revolving credit facility, after taking into account borrowing base and applicable debt covenants, was $243 million as of June 30, 2018.

Conference Call and Webcast
Encore will host a conference call and slide presentation today, August 8, 2018, at 2:00 p.m. Pacific / 5:00 p.m. Eastern time, to present and discuss second quarter results.

Members of the public are invited to access the live webcast via the Internet by logging on at the Investor Relations page of Encore's website at www.encorecapital.com. To access the live, listen-only telephone conference portion, please dial (855) 541-0982 or (704) 288-0606.

For those who cannot listen to the live broadcast, a telephonic replay will be available for seven days by dialing (800) 585-8367 or (404) 537-3406 and entering the conference number 2279697. A replay of the webcast will also be available shortly after the call on the Company's website.

Encore Capital Group, Inc.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included adjusted income attributable to Encore and adjusted income attributable to Encore per share (also referred to as economic EPS when adjusted for certain shares associated with our convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes) because management uses this measure to assess operating performance, in order to highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The Company has included information concerning adjusted operating expenses in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio purchasing and recovery business in the periods presented. Adjusted income attributable to Encore, adjusted income attributable to Encore per share/economic EPS, and adjusted operating expenses have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share, and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Encore Capital Group, Inc.
Encore Capital Group is an international specialty finance company that provides debt recovery solutions for consumers across a broad range of assets. Through its subsidiaries, Encore purchases portfolios of consumer receivables from major banks and credit unions.

Encore partners with individuals as they repay their obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, the company is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about Encore can be found at http://www.encorecapital.com. More information about the Company’s Cabot Credit Management subsidiary can be found at http://www.cabotcm.com. Information found on the Company’s website or Cabot’s website is not incorporated by reference.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Encore Capital Group, Inc.

Contact:

Bruce Thomas
Vice President, Investor Relations
Encore Capital Group, Inc.
(858) 309-6442
bruce.thomas@encorecapital.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)
(Unaudited)

	June 30, 2018	December 31, 2017
Assets
Cash and cash equivalents	$181,657	$212,139
Investment in receivable portfolios, net	3,084,621	2,890,613
Deferred court costs, net	90,872	79,963
Property and equipment, net	89,071	76,276
Other assets	250,923	302,728
Goodwill	909,063	928,993
Total assets	$4,606,207	$4,490,712
Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$286,386	$284,774
Debt, net	3,530,415	3,446,876
Other liabilities	37,732	35,151
Total liabilities	3,854,533	3,766,801
Commitments and contingencies
Redeemable noncontrolling interest	136,188	151,978
Equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 25,931 shares and 25,801 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	259	258
Additional paid-in capital	68,820	42,646
Accumulated earnings	652,428	616,314
Accumulated other comprehensive loss	(96,900)	(77,356)
Total Encore Capital Group, Inc. stockholders’ equity	624,607	581,862
Noncontrolling interest	(9,121)	(9,929)
Total equity	615,486	571,933
Total liabilities, redeemable equity and equity	$4,606,207	$4,490,712
The following table includes assets that can only be used to settle the liabilities of the Company’s consolidated variable interest entities (“VIEs”) and the creditors of the VIEs have no recourse to the Company. These assets and liabilities are included in the consolidated statements of financial condition above.

	June 30, 2018	December 31, 2017
Assets
Cash and cash equivalents	$79,732	$88,902
Investment in receivable portfolios, net	1,438,379	1,342,300
Deferred court costs, net	29,164	26,482
Property and equipment, net	22,152	23,138
Other assets	119,254	122,263
Goodwill	705,381	724,054
Liabilities
Accounts payable and accrued liabilities	$137,308	$151,208
Debt, net	2,055,766	2,014,202
Other liabilities	—	1,494

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended June 30,
	2018	2017
Revenues
Revenue from receivable portfolios	$292,662	$263,407
Other revenues	39,453	18,681
Total revenues	332,115	282,088
Allowance reversals on receivable portfolios, net	17,632	8,829
Total revenues, adjusted by net allowances	349,747	290,917
Operating expenses
Salaries and employee benefits	90,960	75,786
Cost of legal collections	51,255	53,409
Other operating expenses	39,039	24,030
Collection agency commissions	12,151	11,494
General and administrative expenses	41,986	36,932
Depreciation and amortization	10,923	8,672
Total operating expenses	246,314	210,323
Income from operations	103,433	80,594
Other (expense) income
Interest expense	(60,536)	(50,516)
Other (expense) income	(4,615)	2,529
Total other expense	(65,151)	(47,987)
Income from continuing operations before income taxes	38,282	32,607
Provision for income taxes	(11,308)	(13,531)
Net income	26,974	19,076
Net (income) loss attributable to noncontrolling interest	(676)	1,179
Net income attributable to Encore Capital Group, Inc. stockholders	$26,298	$20,255

Earnings per share attributable to Encore Capital Group, Inc.:

Basic	$1.01	$0.78
Diluted	$1.00	$0.77

Weighted average shares outstanding:
Basic	26,150	25,983
Diluted	26,409	26,391

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Six Months Ended June 30,
	2018	2017
Operating activities:
Net income	$50,687	$34,055
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of income taxes	—	199
Depreciation and amortization	21,359	17,297
Other non-cash expense, net	14,797	21,309
Stock-based compensation expense	5,445	3,510
Loss (gain) on derivative instruments, net	8,656	(2,623)
Deferred income taxes	8,256	(3,164)
Allowance reversals on receivable portfolios, net	(27,443)	(10,961)
Changes in operating assets and liabilities
Deferred court costs and other assets	(13,366)	(5,951)
Prepaid income tax and income taxes payable	22,550	20,389
Accounts payable, accrued liabilities and other liabilities	6,686	(2,770)
Net cash provided by operating activities	97,627	71,290
Investing activities:
Cash paid for acquisitions, net of cash acquired	—	(5,623)
Purchases of receivable portfolios, net of put-backs	(633,040)	(464,507)
Collections applied to investment in receivable portfolios, net	415,174	371,285
Purchases of property and equipment	(24,655)	(11,984)
Payments to acquire interest in affiliates	—	(8,805)
Other, net	1,634	4,559
Net cash used in investing activities	(240,887)	(115,075)
Financing activities:
Payment of loan costs	(1,387)	(3,415)
Proceeds from credit facilities	425,650	331,020
Repayment of credit facilities	(292,430)	(373,345)
Repayment of senior secured notes	(1,029)	(6,174)
Proceeds from issuance of convertible senior notes	—	150,000
Repayment of convertible senior notes	—	(60,406)
Proceeds from convertible hedge instruments	—	5,580
Taxes paid related to net share settlement of equity awards	(2,651)	(2,457)
Other, net	(7,118)	(4,954)
Net cash provided by financing activities	121,035	35,849
Net decrease in cash and cash equivalents	(22,225)	(7,936)
Effect of exchange rate changes on cash and cash equivalents	(8,257)	4,818
Cash and cash equivalents, beginning of period	212,139	149,765
Cash and cash equivalents, end of period	$181,657	$146,647

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Adjusted Income Attributable to Encore to GAAP Net Income Attributable to Encore and Adjusted Operating Expenses Related to Portfolio Purchasing and Recovery Business to GAAP Total Operating Expenses
(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended June 30,
	2018		2017
	$	Per Diluted Share— Accounting and Economic	$	Per Diluted Share— Accounting	Per Diluted Share— Economic
GAAP net income attributable to Encore, as reported	$26,298	$1.00	$20,255	$0.77	$0.77
Adjustments:
Convertible notes non-cash interest and issuance cost amortization	3,070	0.12	3,078	0.12	0.12
Acquisition, integration and restructuring related expenses(1)	3,655	0.14	3,520	0.13	0.14
Gain on fair value adjustments to contingent consideration(2)	(2,378)	(0.09)	(2,773)	(0.10)	(0.10)
Amortization of certain acquired intangible assets(3)	2,436	0.09	588	0.02	0.02
Loss on derivatives in connection with the Cabot Transaction(4)	6,578	0.25	—	—	—
Income tax effect of the adjustments(5)	(4,618)	(0.18)	(943)	(0.04)	(0.04)
Adjustments attributable to noncontrolling interest(6)	10	—	(812)	(0.03)	(0.03)
Adjusted income attributable to Encore	$35,051	$1.33	$22,913	$0.87	$0.88
________________________

(1)
Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(2)
Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.

(3)
As we continue to acquire debt solution service providers around the world, the acquired intangible assets, such as trade names and customer relationships, have grown substantially. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company’s trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period. As a result, the amortization of certain acquired intangible assets is excluded from our adjusted income from continuing operations attributable to Encore and adjusted income from continuing operations per share.

(4)
Amount represents the loss recognized on the forward contract we entered into in anticipation of the completion of the Cabot Transaction. We adjust for this amount because we believe the loss is not indicative of ongoing operations; therefore adjusting for this loss enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(5)
Amount represents the total income tax effect of the adjustments, which is generally calculated based on the applicable marginal tax rate of the jurisdiction in which the portion of the adjustment occurred.

(6)
Certain of the above pre-tax adjustments include expenses recognized by our partially-owned subsidiaries. This adjustment represents the portion of the non-GAAP adjustments that are attributable to noncontrolling interest.

Encore Capital Group, Inc.

	Three Months Ended June 30,
	2018	2017
GAAP total operating expenses, as reported	$246,314	$210,323
Adjustments:
Operating expenses related to non-portfolio purchasing and recovery business(1)	(56,052)	(26,984)
Acquisition, integration and restructuring related expenses(2)	(3,655)	(3,520)
Stock-based compensation expense	(3,169)	(2,760)
Gain on fair value adjustments to contingent consideration(3)	2,378	2,773
Adjusted operating expenses related to portfolio purchasing and recovery business	$185,816	$179,832
________________________

(1)
Operating expenses related to non-portfolio purchasing and recovery business include operating expenses from other operating segments that primarily engage in fee-based business, as well as corporate overhead not related to our portfolio purchasing and recovery business.

(2)
Amount represents acquisition, integration and restructuring related operating expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(3)
Amount represents the gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.